Exhibit 10.8

Equity Pledge Agreement

The Equity Pledge Agreement (the “Agreement”) was made and entered into by and between the following parties (the “Parties to the Agreement” or the “Parties”) in Shanghai, the People’s Republic of China (the “PRC”) on June 24, 2020:

Party A: Fenghe Enterprise Management Consulting (Shanghai) Co., Ltd. (枫合企业管理咨询(上海）有限公司 ) (the “Pledgee”)

Unified social credit code: 91310115677860926H

Registered Address: 939 Haixu Road, Pudong New Area, Shanghai

Legal representative: Zhou Xuelin

Party B: (the “Pledgors”)

Zhou Xuelin

ID Card No.: 321002196502131218

Domicile: Unit 8-2102, Shengshi Nianhua, Lane 100, Yushan Road, Pudong New Area, Shanghai

Jiangsu Yunxuetang Network Technology Co., Ltd.

Unified social credit code: 913205055884208494

Domicile: 20/F, Building 2, 209 Zhuyuan Road, Suzhou New District, Suzhou

Legal representative: Lu Xiaoyan

Party C: Shanghai Sino-Europe International Culture Communication Co., Ltd. (上海中欧国际文化传播有限公司)

Unified social credit code: 91310114669380033L

Registered address: Room 4D53-1, Room 4D08, 1611 Cao’an Road, Jiading District, Shanghai

Legal representative: Zhou Xuelin

Whereas:

1.	The Pledgee is a wholly foreign-owned enterprise legally incorporated and existing under the laws of the PRC.

2.	Party C is a limited liability company legally incorporated and existing under the laws of the PRC.

3.

In accordance with the Equity Transfer Agreement made and entered into by and between Zhou Xuelin, Ma Ying, Jiangsu Yunxuetang Network Technology Co., Ltd. and Party C on June 24, 2020, Jiangsu Yunxuetang Network Technology Co., Ltd. acquired 60% of the total equity of Party C held by Zhou Xuelin and Ma Ying, and the Pledgors held all the equity of Party C upon the completion of the aforesaid equity transfer, in which, Zhou Xuelin held 40% of the equity of Party C, Jiangsu Yunxuetang Network Technology Co., Ltd. held 60% of the equity of Party C.

4.

On June 24, 2020, the Pledgee and the Pledgors made and entered into the Exclusive Stock Option Agreement, and Power of Attorney Agreement Concerning Shareholder Voting Rights with Party C; the Pledgee made and entered into the Exclusive Technical and Consulting Service Agreement with Party C on June 24, 2020.

5.

In order to ensure the Pledgee’s regular receipt of the service fee from Party C under the Exclusive Technical and Consulting Service Agreement and the performance of each agreement (as defined below), the Pledgors are willing to provide a pledge guarantee to the Pledgee with all of its equity in Party C.

Accordingly, the Parties to the Agreement, upon friendly consultation and on the principles of equality and mutual benefit, agree as follows:

1.	Definition

Unless otherwise provided in the Agreement, the following terms shall be construed as defined below:

1.1	Pledge Rights: refer to all of the contents specified in Article 2 of the Agreement.

1.2	Equity: refers to 100% equity jointly and legally held by the Pledgors in Party C and all current or future rights or benefits based on such equity.

1.3

Each agreement: refers to the Exclusive Stock Option Agreement, and Power of Attorney Agreement Concerning Shareholder Voting Rights between the Pledgee, Pledgors and Party C on June 24, 2020, and the Exclusive Technical and Consulting Service Agreement between the Pledgee and Party C on June 24, 2020.

1.4	Event of default: refers to any of the circumstances stipulated in Article 7 of the Agreement.

1.5	Notice of default: refers to the notice issued by the Pledgee under the Agreement to announce the event of default.

2.	Pledge

2.1

The Pledgors pledge to the Pledgee all of the equity currently held or to be subsequently held by the Pledgors in Party C and the dividends accruing from such equity during the term of the Agreement as the guarantee for (i) the performance of the obligations of the Pledgors and Party C under each agreement and (ii) the expenses incurred by the Pledgee in exercising its rights hereunder. The obligations set forth above are collectively referred to as the “Guarantee Obligations”.

2.2

The guarantee scope of the equity pledge under the Agreement shall be all of the Guarantee Obligations, including but not limited to all fees (including legal fees) payable by Party C and/or the Pledgors to the Pledgee under each agreement, the service fees payable by Party C to the Pledgee under the Exclusive Technical and Consulting Service Agreement, the losses caused to Party A due to the default of Party C and/or the Pledgors, interest, liquidated damages, indemnity, costs of realizing claims, and the liability of Party C and/or the Pledgors to the Pledgee in the event that each agreement becomes invalidated in whole or in part for any reason.

2.3

The Pledge Rights under this Agreement refer to the rights of the Pledgee to first receive the service fees, liquidated damages, indemnities, penalties and other forms of payments due to the Pledgee under each agreement in connection with the execution of the pledge of the pledged equity, and to first receive the proceeds from discounting, auction or sale of the equity pledged by the Pledgors to the Pledgee.

2.4

After the Agreement comes into effect, the pledge under the Agreement shall not be removed until Party C and the Pledgors have duly performed all of their obligations under each agreement and the Pledgee has approved them in writing, unless the Pledgee has expressly agreed in writing. If Party C or the Pledgors have not fully performed all or any part of their obligations under each agreement by the expiration of the period specified therein, the Pledgee shall continue to have the Pledge Rights provided herein until such obligations and liabilities have been fully performed to the reasonable satisfaction of the Pledgee, and then the pledge hereunder shall be removed.

3.	Effectiveness

3.1

The Agreement shall come into effect on the date the Parties to the Agreement execute it (in case of non-natural persons in the PRC, their official seals shall also be affixed). The Pledge Rights under the Agreement shall be established on the date when the responsible registration authorities governing Party C completes the registration of the equity pledge and shall remain in force until the Guarantee Obligations are fully and appropriately performed (the “Pledge Rights Term”). If the term of each agreement is extended, the Pledge Rights Term under the Agreement shall be extended accordingly.

3.2

During the term of the Agreement, if Party C fails to pay the service fee in accordance with the Exclusive Technical and Consulting Service Agreement or fails to perform other obligations under each agreement, the Pledgee shall have the right to exercise the Pledge Rights in accordance with the stipulations hereof upon reasonable notice.

4.	Possession and Safekeeping of Certifications of Pledge Rights and Registration of Pledge Rights

4.1

The Pledgors shall, within twenty (20) business days after the Agreement is signed, or other periods as agreed on by the Parties to the Agreement, deliver to the Pledgee for safekeeping the certification of the equity contribution to Party C (original), submit to the Pledgee the proof that the pledge hereunder has been duly registered in the register of shareholders of Party C, and register the equity pledge with the responsible registration authorities governing Party C.

4.2

If the items recorded in the pledge have changed and the record needs to be changed according to law, the Pledgee and the Pledgors shall, within twenty (20) business days from the date of change of the recorded items, change the corresponding records, submit the relevant change registration documents, and go through the relevant change registration formalities with the responsible registration authorities governing Party C.

4.3

During the term of the equity pledge, the Pledgors shall instruct Party C not to distribute any dividends or bonuses or approve any profit distribution plans; if the Pledgors shall receive any economic benefits of any nature other than dividends, bonuses or other profit distribution plans in respect of the pledged equity, the Pledgor shall, at the request of the Pledgee, instruct Party C to remit the relevant (realized) amount directly to the bank account designated by the Pledgee, which shall not be used by the Pledgors without the Pledgee’s prior written consent.

4.4

If a Pledgor subscribes for the new registered capital of Party C or purchase the equity held by other Pledgors in Party C (the “New Equity”) during the term of equity pledge, such New Equity shall automatically become the pledged equity hereunder, and the Pledgor shall complete all the procedures necessary to create a pledge on the New Equity within twenty (20) business days after acquiring the New Equity. If the Pledgor fails to complete the relevant procedures in accordance with the foregoing stipulations, the Pledgee shall have the right to realize the Pledge Right immediately according to Article 8 of the Agreement.

5.	Representations and Warranties of the Pledgors

In signing the Agreement, the Pledgors represent and warrant to the Pledgee as follows, and acknowledge that the Pledgee is executing and performing the Agreement in reliance on such representations and warranties:

5.1	The Pledgors legally hold the equity under the Agreement and have the right to pledge such equity to the Pledgee as a guarantee.

5.2

The execution and performance of the Agreement by each Pledgor will not violate and will not be inconsistent with any and all applicable laws in force, any judgment made by any court, any award by any arbitration body, any decision of any administrative body, any agreement to which it is a party or by which it is bound with respect to its assets.

5.3

The Pledgors have obtained all necessary corporate authorizations to execute the Agreement and to perform its obligations hereunder and they have not violated any applicable laws or regulations. The authorized representatives to sign the Agreement have been legally and validly authorized to do so.

5.4

Except for the pledge hereunder or otherwise agreed in each agreement, the equity held by the Pledgors is not subject to any other encumbrances or third-party security interests of any kind (including but not limited to pledge).

5.5	There are no civil, administrative or criminal proceedings, administrative penalties or arbitrations in progress related to the equity.

5.6	There are no outstanding taxes, charges, or legal proceedings or procedures related to the equity that should have been completed.

5.7

The terms of the Agreement are the true intention of the Pledgors and are legally binding on them. The execution of this Agreement shall constitute a legally valid and binding obligation enforceable to each Pledgor in accordance with the Agreement.

6.	Undertakings of the Pledgors

6.1	The Pledgors hereby undertake to the Pledgee that during the term of the Agreement:

6.1.1

Except for the transfer of the equity to the Pledgee or the person designated by the Pledgee at the request of the Pledgee, the equity will not be transferred without the prior written consent of the Pledgee, nor will any other encumbrances or third-party interests of any kind be created or allowed to exist on the equity, such as pledge, which may affect the rights and interests of the Pledgee, until the obligations under each Agreement have been fully performed. Without the prior written consent of the Pledgee, No action will be taken that would or might result in a change in the equity or rights attaching to the equity, and such change would or might materially and adversely affect the Pledgee’s rights under the Agreement.

6.1.2

The Pledgors comply with and execute all applicable laws and regulations relating to the pledge, and will, within five (5) business days upon the receipt of the notice, instruction or recommendation issued by the relevant responsible authorities in respect of the pledge, present the aforesaid notice, instruction or recommendation to the Pledgee, and act in accordance with the reasonable instructions of the Pledgee.

6.1.3

The Pledgor will promptly notify the Pledgee of any event or notice that may affect the equity of the Pledgors or any other right hereunder, and any event or notice that may alter any of the Pledgors’ obligations hereunder or that may affect the performance of the Pledgors’ obligations hereunder, and act in accordance with the reasonable instructions of the Pledgee.

6.2

The Pledgors undertake that they will not commit or permit any action that may have a material adverse effect on the rights of the Pledgee under each agreement and the Agreement, or that may affect the validity and enforceability of each agreement and the Agreement.

6.3

The Pledgors warrant to the Pledgee that to protect or improve the guarantee hereunder for the obligations of the Pledgee and/or Party C under each agreement, the Pledgors will make all amendments (if required) to the Articles of Association of Party C, will execute in good faith, and cause other parties interested in the Pledge Rights to execute all the certificates of title and covenants as the Pledgee may require, and/or perform, and cause other interested parties to perform all acts reasonably required by the Pledgee, and facilitate the exercise of the Pledge Rights by the Pledgee, execute all documents relating to changes in certificates of title with the Pledgee or any third party designated by the Pledgee, and to provide the Pledgee with all documents relating to the Pledge Rights as the Pledgee deems necessary within a reasonable period of time.

6.4

The Pledgors warrant to the Pledgee that the Pledgors will comply with and perform all warranties, commitments, agreements and representations for the benefit of the Pledgee. If the Pledgors fail to perform or fully perform their warranties, commitments, agreements and representations, the Pledgors shall compensate the Pledgee for all losses suffered thereby.

7.	Event of Default

7.1	Any of the followings shall be deemed an event of default:

7.1.1	The Pledgors, Party C or its successors or assigns fail to pay in full and in time any amounts due under each agreement or to perform its obligations under each agreement;

7.1.2

Any representation or warranty made by the Pledgors in Article 5 of the Agreement is untrue, inaccurate or misleading in any material respect, or the Pledgors are in breach of their undertakings under Article 6 of the Agreement;

7.1.3	The Pledgors or Party C breach any stipulation of the Agreement, which prevents the Pledgee from realizing the Pledge Rights;

7.1.4	Except as provided in Article 6.1.1 of the Agreement, the Pledgors transfer or dispose of the pledged equity without the written consent of the Pledgee;

7.1.5

The Pledgors are required to repay or perform early any of their loans, guarantees, indemnities, commitments or other debts or liabilities for any reason, or cannot repay or perform them as scheduled when the time limit expires, so that the Pledgee reasonably believe that the Pledgors’ capacity to perform the obligations hereunder has been affected and, and as a result, the interests of the Pledgee are affected;

7.1.6	The material adverse change in the property owned by the Pledgors cause the Pledgee to reasonably believe that the Pledgors’ capacity to perform the obligations hereunder has been affected.

7.2

The Pledgors and/or Party C shall immediately notify the Pledgee in writing if they know or discover that any of the matters referred to in Article 7.1 or the events that may lead to the aforesaid matters have occurred or may occur.

7.3

Unless the event of default stipulated in Article 7.1 has been satisfactorily resolved to the satisfaction of the Pledgee, or the Pledgee may, at any time upon or after the occurrence of the default, give a written notice of default to the Pledgors and/or Party C requiring the Pledgors and/or Party C to immediately pay the amounts due under each agreement and other payables, or to promptly perform the obligations under each agreement. If, within ten (10) business days from the date of such written notice, the Pledgors or Party C fails to promptly correct the default or take remedial action, the Pledgee shall be entitled to exercise its Pledge Rights as provided in Article 8 hereof.

8.	Exercise of the Pledge Rights

8.1	The Pledgee shall give a default notice to the Pledgors in accordance with Article 7.3 of the Agreement when exercising the Pledge Rights.

8.2	Subject to the stipulations of Article 7.3, the Pledgee may exercise the Pledge Rights at any time after the default notice is given in accordance with Article 7.3.

8.3

The Pledgee shall be entitled to first receive the proceeds from the discounted sale, auction or disposal of all or part of the equity under the Agreement in accordance with the statutory procedures, until the outstanding service fees and all other amounts due under each agreement have been satisfied, and all other obligations under each agreement have been fulfilled.

8.4

When the Pledgee exercises the Pledge Rights in accordance with the Agreement, the Pledgors and/or Party C shall not create any obstacles and shall provide necessary assistance to enable the Pledgee to realize its Pledge Rights.

9.	Transfer

9.1	The Pledgors have no right to transfer their rights and/or obligations under the Agreement except with the prior explicit consent of the Pledgee.

9.2	The Agreement shall be binding upon the Pledgors and their successors and shall be effective to the Pledgee and its successors and assigns.

9.3

The Pledgee may at any time assign all or any of its rights and obligations in each agreement to a third party designated by the Pledgee, and in this case, the assign shall have and assume such rights and obligations of the Pledgee under the Agreement. When the Pledgee transfers its rights and obligations under the Agreement, the Pledgors shall execute the relevant agreements and/or documents related to the transfer at the request of the Pledgee.

9.4

If the Pledgee changes as a result of the transfer of the rights and obligations as specified in Article 9.3 of the Agreement, the new pledgee and pledgor shall sign a new pledge agreement and the Pledgors shall be responsible for completing all relevant registration procedures.

10.	Commission Charges and Other Expenses

Costs and actual expenses related to the Agreement, including but not limited to legal fees, cost of production, stamp duty, and any other taxes and expenses, shall be borne by Party C.

11.	Confidentiality Obligations

The Parties acknowledge and confirm that the existence of the Agreement, the terms of the Agreement and any oral or written information exchanged with each other in connection with the preparation or performance of the Agreement shall be considered confidential information. The Parties shall keep all the confidential information confidential and shall not disclose any relevant confidential information to any third parties without the prior written consent of the other parties, except the following information: (a) any information that is in the public domain (provided that it is not disclosed by any of the Parties without permission); (b) any information required to be disclosed under applicable laws and regulations, stock trading rules, or orders of government authorities or courts with jurisdiction; or (c) information that needs to be disclosed by either Party to its legal or financial advisers in connection with the transactions contemplated under the Agreement, provided that such legal or financial advisers shall be subject to the confidentiality obligations similar to those in Article 13. The disclosure of any confidential information by the staff or organization employed by any of the Parties shall be deemed the disclosure of confidential information by such party, which shall be held legally accountable for the breach of the Agreement.

12.	Force Majeure

12.1

“Force Majeure Event” means any event beyond the reasonable control of a party that could not have been avoided with reasonable care by the affected party, including, but not limited to, acts of government, forces of nature, fire, explosions, storms, floods, earthquakes, tidal waves, lightning or wars. However, inadequate credit, funds or financing shall not be deemed beyond the reasonable control of a party. The party affected by a Force Majeure Event (“Affected Party”) shall be relieved from liability under this Agreement in whole or in part based on the impact of the Force Majeure Event, and the Affected Party seeking to be relieved from the obligation of performance under the Agreement as a result of the Force Majeure Event shall notify the other party of such Force Majeure Event no later than ten (10) days after the occurrence of the Force Majeure Event, and the Parties to the Agreement shall consult a modification of the Agreement in light of the impact of such Force Majeure Event and a release of the Affected Party from its obligations under the Agreement, in whole or in part.

12.2

The Affected Party shall take measures to mitigate or eliminate the impact of such Force Majeure Event and shall endeavor to restore the performance of its obligations delayed or impeded by such Force Majeure Event. Once the Force Majeure Event ends, the Parties agree to use their best efforts to restore the performance of their rights and obligations under the Agreement.

13.	Applicable laws and dispute resolution

13.1	The Agreement shall be governed by and construed in accordance with the laws of the PRC.

13.2

In case the Parties to the Agreement have any dispute concerning the interpretation and performance of the stipulations of the Agreement, they shall consult in good faith to resolve such dispute. If the consultation fails, either party may submit the dispute to the Shanghai International Economic and Trade Arbitration Commission (“Shanghai International Arbitration Center”) for arbitration in accordance with its arbitration rules in force at that time. The place of arbitration shall be Shanghai, and the arbitration language shall be Chinese. The arbitration award shall be final and binding on the Parties to the Agreement. This Article shall not be affected by the termination or cancellation of this Agreement.

13.3	Except for the matters in dispute, the Parties to the Agreement shall continue to perform their respective obligations in accordance with the stipulations of the Agreement in good faith.

14.	Notice

14.1

All notices given by the Parties to the Agreement for the performance of their rights and obligations under the Agreement shall be made in writing and delivered by personal delivery, registered mail, prepaid mail or approved courier service to the Parties concerned or each party at the following address or such other address as a party may from time to time notify the other parties in writing.

Party A: Fenghe Enterprise Management Consulting (Shanghai) Co., Ltd (枫合企业管理咨询（上海）有限公司)

Address: 25/F, Shimao Building, 55 Weifang West Road, Pudong New Area, Shanghai

Tel.: 13801696448

Attn: Zhou Xuelin

Party B:

Zhou Xuelin

Address: Unit 8-2102, Shengshi Nianhua, Lane 100, Yushan Road, Pudong New Area, Shanghai

Tel.: 13801696448

Attn: Zhou Xuelin

Jiangsu Yunxuetang Network Technology Co., Ltd.

Address: 20/F, Building 2, 209 Zhuyuan Road, Suzhou New District, Suzhou

Tel.: 15850229266

Attn: Qian Zhen

Party C: Shanghai Sino-Europe International Culture Communication Co., Ltd. (上 海中欧国际文化传播有限公司)

Address: 25/F, Shimao Building, 55 Weifang West Road, Pudong New Area, Shanghai

Tel.: 13801696448

Attn: Zhou Xuelin

15	No waiver

The failure of Pledgee to exercise or delay in exercising any right, remedy, power or privilege hereunder shall not operate as a waiver of such right, remedy, power or privilege, and any single or partial exercise by Pledgee of any right, remedy, power or privilege shall not preclude the exercise by Pledgee of any other right, remedy, power or privilege. The rights, remedies, powers and privileges stipulated herein are cumulative and do not preclude the application of any right, remedy, power and privilege provided by any law.

16.	Miscellaneous

16.1

Any amendment, alteration and supplement to the Agreement shall be made in writing and shall come into effect after the Parties to the Agreement execute them (in case of legal persons, their official seals shall also be affixed).

16.2

The Parties to the Agreement hereby acknowledge that the Agreement is a fair and reasonable agreement between them on the basis of equality and mutual benefit. If any stipulation of the Agreement is invalid or unenforceable due to inconsistency with any applicable law, such provision shall be invalid or unenforceable only within the jurisdiction of the applicable law and shall not affect the legal effect of other stipulations of the Agreement.

16.3

The Agreement shall be done in sextuplicate (6) in Chinese, with each party holding such one (1) duplicate as shall have the equal legal effect. The remaining duplicates shall be retained by Party C for the necessary registration or filing procedures.

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(No text on this page, which is the signature page of Equity Pledge Agreement)

Party A: Fenghe Enterprise Management Consulting (Shanghai) Co., Ltd. (枫合企业管理咨询（上海）有限公司)

(Seal)

/s/ Zhou Xuelin
Legal representative: Zhou Xuelin (Signature)

Signature page of Equity Pledge Agreement

(No text on this page, which is the signature page of Equity Pledge Agreement)

Party B:

/s/ Zhou Xuelin
Zhou Xuelin (Signature)

Signature page of Equity Pledge Agreement

(No text on this page, which is the signature page of Equity Pledge Agreement)

Party B: Jiangsu Yunxuetang Network Technology Co., Ltd. (Seal)

/s/ Lu Xiaoyan
Legal representative: Lu Xiaoyan (Signature)

Signature page of Equity Pledge Agreement

(No text on this page, which is the signature page of Equity Pledge Agreement)

Party C: Shanghai Sino-Europe International Culture Communication Co., Ltd. (上海中欧国际文化传播有限公司) (Seal)

/s/ Zhou Xuelin
Legal representative: Zhou Xuelin (Signature)

Signature page of Equity Pledge Agreement